Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Bill Slater MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies Reports Third
Quarter Fiscal 2012 Financial Results

SUNNYVALE, Calif. – April 26, 2012 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications, today reported consolidated financial results for its third fiscal quarter of 2012 ended March 31, 2012. All financial results are reported in U.S. GAAP unless otherwise noted.

Summary Third Quarter Fiscal 2012 Financial Metrics:

•	Revenue was $15.3 million in both Q3’12 and Q2’12
•	Licensee royalty units were 172 million units compared to 186 million units in Q2’12
•	Non-GAAP net loss was $0.8 million or $0.01 per share compared to net income of $0.01 per share in Q2’12
•	Cash and investment balances ended the quarter at $109.5 million, representing a decrease of $1.3 million from December 31, 2011

Revenue from royalties was $11.0 million, while license revenue was $4.3 million. The Company’s fiscal Q3’12 GAAP net loss was $2.5 million or $0.05 per share compared to net loss of $1.0 million and $0.02 per share in the second quarter of fiscal 2012.

Non-GAAP net loss in the third quarter of fiscal 2012, which excludes certain stock and non-recurring charges, was $0.8 million or $0.01 per share, compared with income of $0.6 million or $0.01 per share in the second quarter of fiscal 2012. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“Results this quarter came in at the high end of our guidance,” said Sandeep Vij, chief executive officer, MIPS Technologies. “We are encouraged by our advancements in the mobile segment, with momentum this quarter both in new MIPS-Based devices coming to market, and reaching key ecosystem milestones. This continued progress together with the imminent launch of a new generation of MIPS products, are laying the foundation for our customers’ future MIPS-Based product development.”

MIPS Technologies invites you to listen to management’s discussion of Q3 2012 results, as well as guidance for the fourth quarter of fiscal 2012, in a live conference call beginning today at 1:45 p.m. Pacific:

•	Live webcast: visit www.mips.com/company/investor-relations/ for a link to the listen-only webcast
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 402-998-0664; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. The MIPS architecture powers some of the world’s most popular products, including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS and MIPS-Based are trademarks or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	June 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,701	$69,202
Short-term investments	34,783	40,194
Accounts receivable, net	3,414	2,619
Prepaid expenses and other current assets	1,501	1,615
Total current assets	114,399	113,630
Equipment, furniture and property, net	2,760	2,014
Goodwill	565	565
Other assets	11,866	5,418
Total assets	$129,590	$121,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,745	$1,684
Accrued liabilities	8,951	8,127
Deferred revenue	1,241	1,812
Total current liabilities	11,937	11,623
Long-term liabilities	9,485	5,231
Stockholders’ equity	108,168	104,773
Total liabilities and stockholders’ equity	$129,590	$121,627

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenue:
Royalties	$11,064	$13,415	$37,267	$41,846
License and contract revenue	4,270	6,633	10,585	22,597
Total revenue	15,334	20,048	47,852	64,443
Costs and expenses:
Cost of sales	348	163	953	1,060
Research and development	9,086	7,073	25,270	20,024
Sales and marketing	4,233	5,377	12,956	14,215
General and administrative	3,443	3,362	10,046	10,253
Total costs and expenses	17,110	15,975	49,225	45,552
Operating income (loss)	(1,776)	4,073	(1,373)	18,891
Other income, net	69	137	136	894
Income (loss) before income taxes	(1,707)	4,210	(1,237)	19,785
Provision for income taxes	825	845	1,744	2,968
Income (loss) from continuing operations	(2,532)	3,365	(2,981)	16,817
Income from discontinued operations, net of tax	—	—	—	212
Net income (loss)	$(2,532)	$3,365	$(2,981)	$17,029
Net income (loss) per share, basic – from continuing operations	$(0.05)	$0.06	$(0.06)	$0.34
Net income (loss) per share, basic – from discontinued operations	$—	$—	$—	$0.00
Net income (loss) per share, basic	$(0.05)	$0.06	$(0.06)	$0.34
Net income (loss) per share, diluted – from continuing operations	$(0.05)	$0.06	$(0.06)	$0.32
Net income (loss) per share, diluted – from discontinued operations	$—	$—	$—	$0.00
Net income (loss) per share, diluted	$(0.05)	$0.06	$(0.06)	$0.32
Common shares outstanding, basic	53,111	52,254	52,868	49,820
Common shares outstanding, diluted	53,111	54,889	52,868	53,036

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Nine Months Ended March 31,
	2012	2011
Operating activities:
Net income (loss) - continuing operations	$(2,981)	$16,817
Adjustments to reconcile net income (loss) to cash provided by operations
Depreciation	772	781
Stock-based compensation	4,673	3,616
Amortization of intangible assets	378	83
Gain on exchange and sale of investment	—	(611)
Amortization of investment premium, net	379	404
Other non-cash charges	220	165
Changes in operating assets and liabilities:
Accounts receivable	(878)	2,952
Prepaid expenses	79	(417)
Other assets	795	1,130
Accounts payable	95	235
Accrued liabilities	(2,197)	(2,011)
Deferred revenue	(783)	(794)
Long-term liabilities	(105)	(700)
Net cash provided by operating activities – continuing operations	447	21,650
Net cash provided by operating activities – discontinued operations	—	212
Net cash provided by operating activities	447	21,862
Investing activities:
Purchases of marketable securities	(49,001)	(48,225)
Proceeds from sales of marketable securities	2,613	5,413
Proceeds from maturities of marketable securities	51,307	28,356
Capital expenditures	(1,578)	(698)
Net cash provided by (used in) investing activities	3,341	(15,154)
Financing activities:
Net proceeds from issuance of common stock	1,771	34,689
Net cash provided by financing activities	1,771	34,689
Effect of exchange rates on cash	(60)	108
Net increase in cash and cash equivalents	5,499	41,505
Cash and cash equivalents, beginning of period	69,202	31,625
Cash and cash equivalents, end of period	$74,701	$73,130

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended March 31, 2012	Three Months Ended December 31, 2011	Three Months Ended March 31, 2011
	GAAP net income (loss)	$(2,532)	$(972)	$3,365
	Net income (loss) per basic share	$(0.05)	$(0.02)	$0.06
	Net income (loss) per diluted share	$(0.05)	$(0.02)	$0.06
(a)	Stock-based compensation expense	1,720	1,412	1,474
(b)	Severance adjustment	86	49	36
(c)	Expenses related to stockholder activities	—	158	—
(d)	Tax on change in legal structure	—	—	(126)
(e)	Gain on investment	(29)	—	(64)
	Non-GAAP net income (loss)	$(755)	$647	$4,685
	Non-GAAP net income (loss) per basic share	$(0.01)	$0.01	$0.09
	Non-GAAP net income (loss) per diluted share	$(0.01)	$0.01	$0.09
	Common shares outstanding – basic	53,111	52,886	52,254
	Common shares outstanding – diluted	53,111	53,658	54,889

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance adjustment, expenses related to stockholder activities, tax on change in legal structure, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the stock-based compensation expense.  For the third quarter of fiscal 2012 ending March 31, 2012, $1.7 million stock-based compensation expense was allocated as follows: $541,000 to research and development, $466,000 to sales and marketing and $713,000 to general and administrative.  For the second quarter of fiscal 2012 ending December 31, 2011, $1.4 million stock-based compensation expense was allocated as follows: $532,000 to research and development, $239,000 to sales and marketing and $641,000 to general and administrative.  For the third quarter of fiscal 2011 ending March 31, 2011, $1.5 million stock-based compensation expense was allocated as follows: $395,000 to research and development, $462,000 to sales and marketing and $617,000 to general and administrative.

(b)
This adjustment reflects the severance to the Company’s former executives and employees.  For the third quarter of fiscal 2012 ending March 31, 2012, $86,000 was allocated to general and administrative.  For the second quarter of fiscal 2012 ending December 31, 2011, $49,000 was allocated to general and administrative.  For the third quarter of fiscal 2011 ending March 31, 2011, $36,000 was allocated to sales and marketing.

(c)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(d)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(e)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Nine Months Ended March 31, 2012	Nine Months Ended March 31, 2011
	GAAP net income (loss)	$(2,981)	$17,029
	Net income (loss) per basic share	$(0.06)	$0.34
	Net income (loss) per diluted share	$(0.06)	$0.32
(f)	Stock-based compensation expense	4,673	3,617
(g)	Severance adjustment	446	36
(h)	Expenses related to stockholder activities	423	—
(i)	Tax on change in legal structure	—	811
(j)	Gain from discontinued operations, net of tax	—	(212)
(k)	Gain on investment	(29)	(611)
	Non-GAAP net income	$2,532	$20,670
	Non-GAAP net income per basic share	$0.05	$0.41
	Non-GAAP net income per diluted share	$0.05	$0.39
	Common shares outstanding – basic	52,868	49,820
	Common shares outstanding – diluted	53,876	53,036

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance adjustment, expenses related to stockholder activities, tax on change in legal structure, gain from discontinued operations, net of tax, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(f)
This adjustment reflects the stock-based compensation expense.  For the nine months ending March 31, 2012, $4.7 million stock-based compensation expense was allocated as follows: $1.5 million to research and development, $1.2 million to sales and marketing and $2.0 million to general and administrative.  For the nine months ending March 31, 2011, $3.6 million stock-based compensation expense was allocated as follows: $1.0 million to research and development, $1.0 million to sales and marketing and $1.6 million to general and administrative.

(g)
This adjustment reflects the severance to the Company’s former executives and employees.  For the nine months ending March 31, 2012, $446,000 was allocated as follows: $312,000 to sales and marketing and $134,000 to general and administrative.  For the nine months ending March 31, 2011, $36,000 was allocated to sales and marketing.

(h)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(i)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(j)	The adjustment reflects the gain, net of tax, of the Analog Business Group.

(k)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income.

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